Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
SeaBright Insurance Holdings, Inc.:
We consent to the use of our reports incorporated by reference herein.
Our report on the combined financial statements of the Predecessor refers to the Predecessor’s adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.
/s/ KPMG LLP

Seattle, Washington
March 14, 2005